 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 11, 2024 (October 9, 2024)

Appian Corporation
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38098	54-1956084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive McLean, VA		22102
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 442-8844

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock	APPN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Mark Matheos as Chief Financial Officer

On October 9, 2024, Mark Matheos, Chief Financial Officer of Appian Corporation (the “Company”) notified the Company that he will be leaving the Company effective November 8, 2024, to pursue an opportunity as a CFO at another company. Mr. Matheos has served as the Company’s Chief Financial Officer since 2022. Mr. Matheos’ decision to leave is not due to any disagreement concerning the Company’s financial statements, operations, policies, or practices. The Company is in the process of identifying Mr. Matheos’ successor.

Appointment of Mark Lynch as Interim Chief Financial Officer

In connection with the departure of Mr. Matheos, Mark Lynch, a member of the Company’s Board of Directors, will serve as Interim Chief Financial Officer ("Interim CFO") effective as of November 4, 2024, while the Company identifies Mr. Matheos’ successor. Mr. Lynch, age 61, has served as a director of the Company since 2022 and served as Chief Financial Officer from 2008 to 2022.

On October 10, 2024, the Company entered into an offer letter (the “Offer Letter”) with Mr. Lynch with respect to his employment on an “at-will” basis as Interim CFO. The Offer Letter provides for Mr. Lynch to receive an annual base salary of $1,000,000 and a bonus of $125,000 per month from November 2024 through April 2025, and, subject to approval by the Board, a restricted stock unit (“RSU”) grant with a value of $250,000 that vests on May 5, 2025. If Mr. Lynch is replaced prior to May 2025, he will receive any remaining bonuses as a lump sum. If Mr. Lynch is still employed as the Interim CFO after May 2025, he will receive a bonus of $166,666.67 per month in addition to his base salary until his departure.

The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the Offer Letter, which the Company expects to file with its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.

There is no arrangement or understanding between Mr. Lynch and any other person pursuant to which he was selected to be the Interim Chief Financial Officer. Furthermore, there is no family relationship between Mr. Lynch and any of the Company’s other directors or executive officers, and Mr. Lynch is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K, other than the standard director compensation arrangements and indemnification agreement he has entered into with us from his service as a director of the Company. For further information regarding these transactions, refer to the information contained in the section titled “Item 11. Executive Compensation” and “Item 13. Certain Relationships and Related Transactions and Director Independence” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 15, 2024, which information is incorporated herein by reference.

Item 8.01 Other Events.

Appointment of Mark Dorsey as Chief Revenue Officer

In a press release dated October 11, 2024, the Company announced that effective October 21, 2024, Mark Dorsey will join the company as Chief Revenue Officer. Mr. Dorsey most recently was the SVP of Sales for the Americas at Alteryx from October 2023. Prior to Alteryx, Mr. Dorsey held two senior sales positions at Oracle from 2016 to 2023, including holding the position of Senior Vice President of Cloud Sales from 2019 through October 2023. Prior to Oracle, Mr. Dorsey worked as Executive Vice President, General Manager and Head of Sales Small Business at Bank of America Merchant Services from 2015-2016. Prior to Bank of America, Mr. Dorsey worked at a variety of senior sales positions at IBM. Altogether, Mr. Dorsey brings over 30 years of experience leading sales teams in cloud and SaaS companies.

The Company further announced it is reaffirming its guidance for the third quarter of 2024 and full year ending December 31, 2024, previously provided in its Q2 earnings release and conference call on August 1, 2024.

A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein other than statements of historical facts, including statements regarding the Company's future financial and business performance for the third quarter and full year 2024 are forward-looking statements. The words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "will," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties set forth in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission on February 15, 2024 and other reports that the Company has filed with the Securities and Exchange Commission. The Company is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Item 9.01 Financials Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated October 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Appian Corporation

Date: October 11, 2024	By:	/s/ Mark Matheos
Mark Matheos
Chief Financial Officer